UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

INTERPACE DIAGNOSTICS GROUP, INC.
(Name of Registrant as Specified in Its Charter)

NOT APPLICABLE
Name of Person(s) Filing Proxy Statement, if other than the registrant)

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The following information was disclosed in a Current Report on Form 8-K under Item 3.01 filed with the Securities and Exchange Commission by Interpace Diagnostics Group, Inc. on July 11, 2016:

On July 6, 2016, Interpace Diagnostics Group, Inc. (the “Company”) received written notice from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that it is eligible for an additional 180 calendar day period, or until January 3, 2017, to regain compliance with the minimum $1.00 per share bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. The Staff’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market with the exception of the minimum bid price requirement, and the Company’s written notice to Nasdaq of its intention to regain compliance by effecting a reverse stock split, if necessary. The Company may achieve compliance during this additional 180-day period if the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days before January 3, 2017.

If the Company chooses to implement a reverse stock split in order to regain compliance with the minimum bid price requirement, the Company must complete the split no later than 10 business days prior to January 3, 2017 in order to timely regain compliance. If the Company does not regain compliance by January 3, 2017, the Staff indicated that it will provide written notification to the Company that its common stock will be delisted. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel (“Panel”). The Company’s common stock would remain listed pending the Panel’s decision. There can be no assurance that, if the Company does appeal any delisting determination by the Staff to the Panel, that such appeal would be successful.

Previously, on January 7, 2016, Nasdaq notified the Company that it did not meet the minimum bid price requirement for continued listing on The Nasdaq Capital Market, and the Company was given until July 5, 2016 to regain compliance.

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Supplement to Proxy Statement

For the 2016 Annual Meeting of Stockholders

to be held on august 3, 2016

These supplemental disclosures to the definitive proxy statement on Schedule 14A filed by Interpace Diagnostics Group, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on June 22, 2016 (the “Proxy Statement”) are being made to update certain information applicable to Proposal No. 3, “To consider and vote upon a proposal to amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, a ‘reverse stock split,’ by a ratio of not less than one-for-five and not more than one-for-thirty, with the exact ratio to be set within this range by our board of directors in its sole discretion.”

This supplement is dated July 11, 2016 and is first being made available to stockholders of the Company on or about July 11, 2016.

SUPPLEMENTAL DISCLOSURES

These supplemental disclosures contain important additional information and should be read in conjunction with the Proxy Statement, which should be read in its entirety. The information provided in the Proxy Statement continues to apply, except as described in these supplemental disclosures. Please read this supplement and the Proxy Statement (including its annexes) carefully. To the extent information in these supplemental disclosures differs from, updates or conflicts with information contained in the Proxy Statement, the information in these supplemental disclosures is the more current information.

References to sections and subsections herein are references to the corresponding sections and subsections in the Proxy Statement and references to page numbers herein are references to page numbers in the Proxy Statement. Except as otherwise specifically noted in this supplement, “we,” “our,” “us” and similar words in this supplement refer to Interpace Diagnostics Group, Inc. In addition, we refer to Interpace Diagnostics Group, Inc. as the “Company.” Defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

PROPOSAL NO. 3 – TO AMEND THE CERTIFICATE OF INCORPORATION TO COMBINE OUTSTANDING SHARES OF THE COMMON STOCK INTO A LESSER NUMBER OF OUTSTANDING SHARES, A “REVERSE STOCK SPLIT,” BY A RATIO OF NOT LESS THAN ONE-FOR-FIVE AND NOT MORE THAN ONE-FOR-THIRTY, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY THE BOARD IN ITS SOLE DISCRETION

The following disclosure supplements and amends in its entirety the first paragraph of the subsection captioned “Reasons for the Reverse Stock Split” beginning on page 34 of the Proxy Statement:

The Company’s common stock is listed on The NASDAQ Capital Market, which has as one of its continued listing requirements that listed securities maintain a minimum bid price of not less than $1.00 per share. On January 7, 2016, we received written notice from the Listing Qualifications Department of NASDAQ (the “Staff”) notifying us that we are not in compliance with the minimum bid price requirements and that we had 180 calendar days, or until July 5, 2016, to regain compliance. On July 6, 2016, we received written notice from the Staff notifying us that we are eligible for an additional 180 calendar day period, or until January 3, 2017, to regain compliance with the minimum $1.00 per share bid price requirement. The Staff’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market with the exception of the minimum bid price requirement, and the Company’s written notice to Nasdaq of its intention to regain compliance by effecting a reverse stock split, if necessary. We may achieve compliance during this additional 180-day period if the closing bid price of our common stock is at least $1.00 per share for a minimum of 10 consecutive business days before January 3, 2017.  If we choose to implement the reverse stock split in order to regain compliance with the minimum bid price requirement, we must complete the split no later than 10 business days prior to January 3, 2017 in order to timely regain compliance.  If we do not regain compliance by January 3, 2017, the Staff indicated that it will provide written notification to us that our common stock will be delisted. At that time, we may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel (“Panel”). Our common stock would remain listed pending the Panel’s decision.  There can be no assurance that, if the Company does appeal any delisting determination by the Staff to the Panel, that such appeal would be successful.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the Proxy Statement and this supplement, through the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330.